EXHIBIT 10.15

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amended and Restated Employment Agreement (this “Agreement”), dated as of June 26, 2006 between Brian E. Eggleston of 2 Barbertown-Idell Rd., Frenchtown, New Jersey 08825 (the “Employee”) and Stealth Microwave, Inc., a Delaware corporation (“Stealth”).

Recitals

A. The parties hereto entered into an Employment Agreement (the “Employment Agreement”) dated June 10, 2005 (the “Commencement Date”) in connection with the acquisition by Micronetics, Inc., a Delaware corporation (“Micronetics”), of all of the issued and outstanding shares of the capital stock of Stealth. In connection with such acquisition, Stealth, Micronetics, the sellers of such shares (the “Sellers”) and the committee representing the Sellers (the “Sellers’ Committee) entered into that certain Earnout Agreement dated as of June 10, 2005 (the “Original Earnout Agreement”), by and among Micronetics, Stealth, the Sellers and the Sellers’ Committee. The Original Earnout Agreement has been amended and supplemented by Amendment No. 1 to Earnout Agreement dated as of February 9, 2006 (the “Amendment”), but reference herein to the Original Earnout Agreement does not include reference to the Amendment.

B. Following the execution of the Employment Agreement, Stealth was reincorporated as a Delaware corporation.

C. The parties hereto now wish to amend and restate the Employment Agreement to bring its provisions into compliance with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and to take into account certain changes to the Original Earnout Agreement accomplished by the Amendment.

In consideration of the premises and of the terms and mutual covenants herein contained, the Employee and Stealth agree that the Employment Agreement is hereby amended and restated to read in its entirety, effective as of the Commencement Date, as set forth herein.

1. Term of Employment. Stealth hereby employs the Employee, and the Employee hereby accepts employment by Stealth, for the period commencing on the Commencement Date and continuing until the second anniversary of the Commencement Date, unless at any time terminated earlier in accordance with Section 7 hereof (the “Employment Period”).

2. Capacity. The Employee shall serve as the Vice-President of Engineering of Stealth and shall only perform duties and functions consistent with such position and consistent with those performed by him for Stealth prior to the Commencement Date. Employee at all times shall be treated as a senior executive. Without limiting the generality of the preceding sentence, the Employee shall be provided with his current office and with secretarial services and other services consistent with Stealth’s current practices as in effect prior to the Commencement Date. Except for travel from time to time reasonably consistent with past practices to perform his duties hereunder, Employee shall not be required to perform his duties hereunder at any location other than Stealth’s present location in Trenton, New Jersey.

3. Full-Time Employment. The Employee shall devote his entire business and professional time, attention and energies to the performance of his duties to Stealth and shall not, directly or indirectly, actively engage in or concern himself with any other activities or commitments which interfere with the performance of his duties hereunder or which, even if non-interfering, may be inimical or contrary to the best interests of Stealth.

4. Compensation and Benefits. For all services rendered by the Employee to Stealth, Stealth shall pay and provide to the Employee during the Employment Period the following compensation:

(a) Base Salary. The Employee shall be entitled to an annual base salary of $146,140 from the Commencement Date until the expiration of the Employment Period. This base salary may be increased (but may not be reduced) by the Board of Directors of Stealth during the Employment Period.

(b) Annual Bonus.

(i) In addition to the salary described in Section 4(a) above, the Employee shall receive lump sum bonuses in respect of the period beginning on April 1, 2005 and ending on March 31, 2006 (the “First Bonus Period”) and the period beginning April 1, 2006 and ending on March 31, 2007 (the “Second Bonus Period”) (each such period, a “Bonus Period”). The Employee shall be entitled to receive such bonus for the First Bonus Period equal to (a) $0.15 for every dollar that Stealth’s Actual Pre-Tax Income for the First Bonus Period exceeds $2,400,000 but does not exceed $3,100,000, and (b) $0.25 for every dollar that Stealth’s Actual Pre-Tax Income for the First Bonus Period exceeds $3,100,000. The Employee shall be entitled to receive such bonus for the Second Bonus Period equal to (x) $0.15 for every dollar that Stealth’s Actual Pre-Tax Income for the Second Bonus Period exceeds $2,650,000 but does not exceed $3,350,000, and (y) $0.25 for every dollar that Stealth’s Actual Pre-Tax Income for the Second Bonus Period exceeds $3,350,000.

(ii) For the purposes of this Agreement, the Actual Pre-Tax Income for each of the First Bonus Period and the Second Bonus Period shall be determined as follows: Upon the completion of the annual audit of the books of Micronetics and its subsidiaries for the fiscal year ended March 31, 2006, and March 31, 2007, Micronetics shall request Micronetics’ accountants (who may be Micronetics Independent Registered Public Accounting Firm or other accountants selected by Micronetics for this purpose) to prepare an income statement of Stealth for the First Bonus Period or the Second Bonus Period, as the case may be, and a statement setting forth a calculation of the Actual Pre-Tax Income of Stealth (as defined in Section 1.3(d) of the Original Earnout Agreement) for such Bonus Period and the resulting annual bonus, if any, payable to the Employee for such Bonus Period, based upon the results of the annual audit (the “Bonus Statement”). The Bonus Statement shall be prepared in accordance with the provisions of the third sentence of Section 2.1 of the Original Earnout Agreement.

(iii) Micronetics shall deliver to the Employee a copy of the Bonus Statement, and, unless Micronetics and the employee shall agree in writing upon the Bonus Statement (in which case such Bonus Statement shall be final, binding and conclusive on the parties) the Employee’s accountants shall be afforded the opportunity, at the expense of the Employee, to review the books of Stealth and the working papers of Micronetics’ accountants relating to the determination of the Actual Pre-Tax Income of Stealth for the applicable Bonus Period in order to make its own determination of the Actual Pre-Tax Income of Stealth for such Bonus Period and the resulting annual bonus, if any, payable to the Employee for such Bonus Period. Micronetics’ accountants and the Employee’s accountants shall attempt to reconcile any items with respect to the determination of the Actual Pre-Tax Income of Stealth or such annual bonus for the applicable Bonus Period as to which they are in disagreement. Any written resolution by such accountants of any such disputed items, and their joint determination of the Actual Pre-Tax Income of Stealth and the annual bonus, if any, for the First Bonus Period or the Second Bonus Period, as the case may be, shall be final, binding and conclusive on the parties. If any such written resolution by such accountants does not resolve all such disputed items such items that remain in dispute shall be submitted for resolution to an Independent Accounting Firm in the manner provided for in Section 2.4 of the Original Earnout Agreement, and the determination of the Independent Accounting Firm shall be final, binding and conclusive on the parties hereto as provided therein.

(iv) In the case of the acceleration of the payment of the maximum Performance Earnout(s) pursuant to Section 3 of the Original Earnout Agreement, the Actual Pre-Tax Income and the resulting annual bonus, if any, payable to the Employee for such Bonus Period shall be the amounts thereof as determined in accordance with the principles and procedures set forth in Sections 4(b)(ii) and 4(b)(iii) above.

(v) The parties agree to use their best efforts to resolve any dispute as to the Actual Pre-Tax Income of Stealth for each Bonus Period, and the resulting annual bonus, if any, payable to the Employee for such Bonus Period, as expeditiously as possible.

(c) Payment of Salary and Bonus. The Employee’s salary under Section 4 (a) above shall be payable in regular and substantially equal installments in accordance with Stealth’s normal schedule for the payment of executive salaries. Any bonus payable under Section 4(b) above shall be paid to the Employee within fifteen (15) days after the determination of the Actual Pre-Tax Income of Stealth and the resulting annual bonus, if any, payable to the Employee for the applicable Bonus Period shall become final, binding and conclusive on the parties as provided in Section 4(b)(ii) above, but in no event shall such bonus be paid later than December 31, of the calendar year in which the last day of the applicable Bonus Period shall fall.

(d) Equity Incentive Compensation Arrangements.

(i) The Employee shall also be eligible to participate during the term of his employment under this Agreement in such equity incentive compensation arrangements as are generally provided by Micronetics for the executives of Micronetics and its subsidiaries that hold positions of substantially similar levels of responsibility as that of the Employee.

(ii) In addition, Micronetics hereby grants to the Employee stock options (the “Options”) which shall entitle the Employee to acquire 125,000 shares of Micronetics common stock, par value $0.01 per share (as such title or par value may be amended) (“Shares”), for a per Share exercise price of $8.00, determined in accordance with the provisions of Section 6(c)(ii) of the Plan (as hereinafter defined), and to exercise such options, to the extent such options have become vested, within five years following the Commencement Date, except as otherwise provided in Section 7 hereof.

(iii) Such options include incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended) to acquire 40,000 Shares, which incentive stock options (the “Incentive Options”) are hereby awarded pursuant to the 2003 Stock Incentive Plan of Micronetics, Inc. (the “Plan”). Such options also include non-qualified stock options to acquire an additional 85,000 Shares, which non-qualified options are hereby awarded outside of the Plan (or any other stock option plan previously adopted by the Company).

(iv) 25% of the Options shall vest on the date immediately preceding the first anniversary of the grant date, 25% of the Options shall vest on the date immediately preceding the second anniversary of the grant date, 25% of the Options shall vest on the date immediately preceding the third anniversary of the grant date, and 25% of the Options shall vest on the date immediately preceding the fourth anniversary of the grant date. Additional terms with respect to the stock options granted pursuant to this Section 4(d) are set forth in Exhibit A attached hereto, provided, in the event of a conflict between such additional terms and the terms of the Plan, then the terms of the Plan shall control with respect to the Incentive Options.

(v) The Incentive Options granted hereunder may be exercisable, and shall be exercised, in accordance with the terms set forth herein and the terms of the Plan (and the Administrator, as defined in the Plan, shall not determine otherwise without the Employee’s prior written consent).

(vi) Within 90 days after the date of this Agreement, Micronetics agrees to file with the Securities and Exchange Commission, a Registration Statement on Form S-8 or other appropriate form under the Securities Act of 1933 (the “Act”), relating to the Options and the Shares, provided that (i) such form is available under the Act with respect to the Options and the Shares and (ii) Micronetics is eligible to use such form under the Act. Micronetics will use its commercially reasonable efforts to cause such Registration Statement to remain effective until the exercise or expiration of the Options. Additionally, Micronetics shall take such steps as may be required to cause the listing of the Shares on the NASDAQ Small Cap Market.

(e) Withholding Taxes. The Employee agrees that Stealth shall withhold from any and all payments required to be made to the Employee pursuant to this Agreement all federal, state, local and/or other taxes that are required to be withheld in accordance with applicable statutes and/or regulations from time to time in effect.

5. Employment Benefit Plans. Stealth agrees to provide to the Employee, during the Employment Period, hospitalization and other medical and health benefits, life insurance, paid holidays, paid vacation and other benefits on terms and conditions equivalent to those provided by Stealth to other senior executives of Stealth as of the date immediately preceding the date of this Agreement. Further, until March 31, 2006, Stealth shall use its best efforts to maintain in force and effect, and the employee shall continue to be eligible to participate in, the employee benefit plans maintained by Stealth on the Commencement Date. Thereafter, during the remainder of the term of his employment under this Agreement, the Employee shall be eligible to participate in such employee benefit plans as Micronetics shall establish or maintain from time to time for senior executives of Micronetics, Inc. and its subsidiaries; provided however, the employee benefits provided for in this Section 5 shall be in addition to those provided for in other Sections of this Agreement.

6. Reimbursement. Stealth shall promptly reimburse the Employee for all reasonable business expenses incurred by him in connection with his performance of his duties to Stealth, upon reasonable substantiation of such expenses.

7. Termination of Employment.

(a) Termination Without Cause or For Good Reason. Stealth expressly reserves the right to terminate the employment of the Employee hereunder other than for Cause (as defined in Section 7(c) below) and other than as provided in Sections 7(d) and 7(e) below, provided Stealth shall have given Employee not less than thirty (30) days prior written notice of such termination; and the Employee expressly reserves the right to terminate his employment hereunder for Good Reason (as defined below in this Section 7(a)) or without Good Reason. In the event that the Employee’s employment shall have been so terminated by Stealth other than for Cause and other than for disability or death pursuant to Section 7(d) or 7(e) below, or in the event the Employee terminates his employment hereunder for Good Reason, the Employee shall be entitled to receive:

(i) his base salary at the rate in effect on the date of such termination of employment, until the second anniversary of the Commencement Date, payable in regular and substantially equal installments in accordance with Stealth’s normal schedule for the payment of executive salaries; provided, however, that notwithstanding the foregoing, all such payments of his base salary in respect of the period of six (6) months and one (1) day after the date of such termination (or until the earlier death of the Employee), shall be accumulated by Stealth and not paid to the Employee (or his estate) until the expiration of such period, at which time such unpaid payments shall be paid to the Employee (or his estate) in a lump sum (and the regular periodic payment of his base salary shall re-commence as provided in this subparagraph (i)); plus

(ii) his cash bonus in respect of each of the First Bonus Period and the Second Bonus Period, which shall be determined and paid in the manner provided in Sections 4(b) and 4(c) hereof irrespective of such employment termination; provided that, notwithstanding the foregoing, each such cash bonus payment shall be made on the later to occur of (A) June 30, of the calendar year in which the last day of the applicable Bonus Period shall fall, and (B) the date which shall be six (6) months and one (1) day after the date of such termination (or the date of the earlier death of the Employee), (such later date being hereinafter referred to as the “Bonus Payment Date”); and provided further that if the amount of the cash bonus in respect of a Bonus Period shall not be agreed to by the parties or finally determined by the Bonus Payment Date, Stealth shall make payment to the Employee (or his estate) on the Bonus Payment Date of that amount of the bonus payment in respect of such Bonus Period as to which the parties are not in dispute, and the remainder of such bonus payment, if any, shall be paid when it shall be agreed upon or finally determined, but not later than December 31, of the calendar year in which the last day of the applicable Bonus Period shall fall; plus

(iii) all other benefits provided for in this Agreement until the second anniversary of the Commencement Date; provided, however that the Employee shall not be entitled to receive any benefit which shall be deemed to constitute “non-qualified deferred compensation” as defined in Section 409A of the Code until the expiration of a period of six (6) months and one (1) day after the date of such termination (or until the date of the earlier death of the Employee), in which case the provision of such benefits, if periodic in nature, shall extend from the date of the expiration of such period until the expiration of a like period following the second anniversary of the Commencement Date;

and the Options that have vested prior to such termination shall remain vested and exercisable irrespective of such employment termination. In the event that the Employee’s employment shall have been terminated by Stealth other than for Cause and other than for disability or death pursuant to Section 7(d) or 7(c) below, then the Options that were not previously vested shall automatically become fully vested on the date immediately preceding the date of such termination.

The term “Good Reason” shall mean (i) any breach by Stealth or Micronetics of any of the terms of this Agreement or the Plan that is not cured within thirty (30) days following receipt of written notice from the Employee, or that is so cured but thereafter repeated, and/or (ii) the occurrence of any Acceleration Event (as defined in the Earnout Agreement).

(b) Voluntary Termination. In the event that the Employee shall terminate his employment voluntarily for any reason other than Good Reason, the Employee shall be entitled to receive his base salary at the rate in effect on the date of such termination of employment through the date of such termination and no other benefits, including, without limitation, those provided for under Sections 4(b) and 5 of this Agreement (except those that cannot be divested pursuant to the Employee Retirement Income Security Act of 1974, as amended or other applicable law), provided the Employee shall also be entitled to receive any then unpaid expense reimbursement pursuant to Section 6 hereof and any unpaid amount of the cash bonus payable pursuant to Section 4(b) in respect of the First Bonus Period if the date of such termination occurs after the end of the First Bonus Period. The Employee’s rights with respect to all unexercised options granted pursuant to Section 4(d) hereof shall terminate upon the termination of employment pursuant to this Section 7(b).

(c) Termination for Cause. If at any time during the term of this Agreement, Stealth shall terminate the employment of the Employee for Cause (as hereinafter defined) the Employee shall be entitled to receive only his base salary to the date of such termination and no other benefits, including, without limitation, those provided for under Sections 4(b) and 5 of this Agreement (except those that cannot be divested pursuant to the Employee Retirement Income Security Act of 1974, as amended or other applicable law), provided the Employee shall also be entitled to receive any then unpaid expense reimbursement pursuant to Section 6 hereof and any unpaid amount of the bonus payable pursuant to Section 4(b) in respect of the First Bonus Period if the date of such termination occurs after the end of the First Bonus Period. The Employee’s rights with respect to all unexercised options granted pursuant to Section 4(d) hereof shall terminate upon the termination of employment pursuant to this Section 7(c).

The term “Cause” shall mean the Employee being convicted of a felony, or the Employee being convicted of committing an act of intentional dishonesty or fraud against, or the misappropriation of property belonging to, Stealth or Micronetics, but only once any such conviction becomes final and non-appealable.

(d) Disability. In the event that the Employee shall sustain a disability and be unable to perform the essential functions of his position, with or without reasonable accommodation, as shall have been certified by at least one (1) duly licensed and qualified physician approved by the Board of Directors of Stealth, Stealth shall continue to pay to the Employee while such disability continues the full amount of his base salary as set forth in Section 4(a) hereof for the period between the date upon which such disability shall have been so certified and the date upon which the employee shall first receive regular periodic disability payments under Stealth’s group disability insurance policy. Thereafter, if the Employee’s disability shall continue (as evidenced by the continued absence of the Employee from his duties), the employment of the Employee under this Agreement shall terminate and all obligations of the Employee shall cease provided the Employee shall be entitled to receive only

(i) the payment of any amounts of the Employee’s base salary then remaining to be paid under Section 4(a) hereof through the date of the termination of the Employee’s employment; plus

(ii) any unpaid amount of the cash bonus for the First Bonus Period if such termination occurs after the end of the First Bonus Period and a pro-rated portion (based upon the number of days of the applicable bonus period that have elapsed prior to the date of his disability) of the Employee’s cash bonus in respect of the Bonus Period hereunder during which the employee’s disability occurred, determined and paid in the manner provided in Sections 4(b) and 4(c) hereof; provided that, notwithstanding the foregoing, each such cash bonus payment shall be made on the Bonus Payment Date (as defined in Section 7(a)(ii) hereof); and provided further that if the amount of the cash bonus in respect of a Bonus Period shall not be agreed to by the parties or finally determined by the Bonus Payment Date, Stealth shall make payment to the Employee (or his estate) on the Bonus Payment Date of that amount of the bonus payment in respect of such Bonus Period as to which the parties are not in dispute, and the remainder of such bonus payment, if any, shall be paid when it shall be agreed upon or finally determined, but not later than December 31, of the calendar year in which the last day of the applicable Bonus Period shall fall; plus

(iii) any then unpaid expense reimbursement pursuant to Section 6 hereof; and the Options that have vested prior to such termination shall remain vested and exercisable irrespective of such employment termination.

Any physician certification regarding whether the Employee is disabled pursuant to this Section shall be binding upon Stealth and the Employee.

(e) Death. In the event of the Employee’s death during the term of this Agreement, the Employee’s employment hereunder shall immediately terminate and, in such event, the Employee’s estate shall be entitled to receive:

(i) the Employee’s base salary to the last day of the month during which the Employee’s death shall have occurred; plus

(ii) any unpaid amount of the cash bonus for the First Bonus Period if such termination occurs after the end of the First Bonus Period and a pro-rated portion (based upon the number of days of the applicable bonus period that have elapsed prior to the date of his death) of the Employee’s cash bonus in respect of the bonus period hereunder during which the employee’s death occurred, determined and paid in the manner provided in Sections 4(b) and 4(c) hereof; provided that, notwithstanding the foregoing, each such cash bonus payment shall be made on June 30, of the calendar year in which the last day of the applicable Bonus Period shall fall; and provided further that if the amount of the cash bonus in respect of a Bonus Period shall not be agreed to by the parties or finally determined by such date, Stealth shall make payment to the Employee’s estate on such date of that amount of the bonus payment in respect of such Bonus Period as to which the parties are not in dispute, and the remainder of such bonus payment, if any, shall be paid when it shall be agreed upon or finally determined, but not later than December 31, of the calendar year in which the last day of the applicable Bonus Period shall fall; plus

(iii) any then unpaid expense reimbursement pursuant to Section 6 hereof; and the Options that have vested prior to such termination shall remain vested and exercisable irrespective of such employment termination.

8. Noncompetition and Non-Solicitation. (a) The Employee agrees that until July 14, 2007, he shall not:

(i) compete with Stealth by developing, producing, distributing, marketing, selling or assisting any Person to develop, produce, distribute, market or sell, a product or service which is known by him to be competitive with the products or services of Stealth then existing or planned (as evidenced by Stealth’s business records) for the future; nor, for the same period, for any reason, will he accept employment from or have any other relationship with any Person which is known by him to be competitive with the products or services of Stealth then existing or which were known by him to be planned (as evidenced by Stealth’s business records) for the future; it being agreed that, in view of the global nature of Stealth’s business, the foregoing restrictions shall apply worldwide.

(ii) employ or solicit, or receive or accept the performance of any services by, any employee, consultant or contractor known by him to be employed by and/or engaged by Stealth, or any such person whose employment or engagement with Stealth is known by him to have terminated within the six (6) month period prior to July 14, 2007.

(iii) solicit, entice away or divert any person or entity who is then a customer or supplier of, or provider of services to Stealth and who was a customer or supplier of, or provider of services to, Stealth at any time within the twelve (12) month period prior to the July 14, 2007.

(b) If any provision contained in this Section 8 will for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provisions of this Section 8, but this Section 8 will be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by applicable law, or in any way construed to be too broad or to any extent invalid, such provision will not construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction will construe and interpret or reform this Section 8 to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as will be valid and enforceable under such applicable law. The Employee acknowledges that Stealth would be irreparably harmed by any breach of this Section 8 and that there would be no adequate remedy at law or in damages to compensate Stealth for any such breach. The Employee agrees that Stealth will be entitled to injunctive relief requiring specific performance by the Employee of this Section 8, and the Employee consents to the entry thereof.

The provisions of this Section 8 shall automatically terminate with respect to the Employee in the event that Stealth fails to make any payment in full to him when due pursuant to this Agreement, or terminates the Employee’s employment hereunder without Cause, or the Employee terminates his employment hereunder for Good Reason, or Micronetics breaches any of its obligations arising under or in relation to Section 4(d) hereof, in each case if such default is not cured within fifteen (15) days following the giving of notice by him any such of default.

9. Binding Effect. This Agreement shall be binding upon Stealth, the Employee and, in relation to Sections 4(d), 7 and 9 through 14 hereof, Micronetics, and shall inure to the benefit of Stealth, Micronetics and the Employee and their respective heirs, executors, administrators, legal representatives, successors and assigns.

10. Notices. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or upon deposit in the United States mails, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address set forth in the introductory paragraph of this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 10.

11. Entire Agreement. This Agreement (together with the relevant provisions of the Plan) constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

12. Amendment. This Agreement may be amended or modified only by a written instrument executed by both Stealth and the Employee.

13. Headings. The Section and subsection headings used in this Agreement are for convenience only and shall not be deemed to be a part of this Agreement.

14. Governing Law; Jurisdiction. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of New Jersey.

15. Compliance with Section 409A. To the extent applicable, it is intended that this Agreement comply with the provisions of Section 409A of the Internal Revenue Code, so that the income inclusion provisions of Section 409A(a)(1) do not apply to Employee. This Agreement shall be administered in a manner consistent with this intent, and any provision that would cause the Agreement to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by paragraphs (a)(2), (a)(3) and (a)(4) of Section 409A of the Internal Revenue Code, as interpreted by IRS Notice 2005-1, Prop. Regs. 1.409A-1, et seq., and any further guidance issued by the Internal Revenue Service.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

STEALTH MICROWAVE, INC.

By:	/s/ DAVID ROBBINS
its	Director

EMPLOYEE:
/s/ BRIAN E. EGGLESTON Brian E. Eggleston

The undersigned, being the holder of all of the issued and outstanding shares of the capital stock of Stealth, hereby joins and becomes a party to the foregoing Employment Agreement for purposes of Sections 4(d), 7 and 9 through 14 thereof.

MICRONETICS, INC.

By:	/s/ DAVID ROBBINS
David Robbins,
Its President and CEO

Exhibit A

Additional Option Provisions

a. The term “Shares” shall be deemed to include any other equity securities that may be issued by the Company in substitution therefor. The number of Shares to be received upon the exercise of the options may be adjusted from time to time as hereinafter set forth. The term “Company” means and includes Micronetics as well as (i) any successor corporation resulting from the merger or consolidation of such corporation with another corporation, or (ii) any corporation to which such corporation has transferred its property or assets as an entirety or substantially as an entirety.

b. The options, to the extent vested, may be exercised in whole or in part at any time or from time to time until the fifth anniversary of the date of the grant, except as otherwise provided in Section 7 hereof.

c. The Company shall at all times reserve for issuance and delivery all Shares issuable upon the maximum exercise of the options. All Shares issued to the Employee shall be duly authorized and, when issued upon exercise in compliance with the terms of this Agreement, shall be validly issued, fully paid and non-assessable. No fractional shares or script representing fractional shares shall be issued upon the exercise of the options, but the Company shall pay the Employee an amount equal to the applicable exercise price multiplied by such fraction in lieu of each fraction of a share otherwise called for upon any exercise of the options.

d. The number of Shares that the Employee has the option to acquire and the exercise price shall be deemed automatically adjusted equitably and proportionately to reflect any stock dividend, stock split, reverse stock dividend or reverse stock split or any recapitalization of the Company.

e. Subject to the terms of the Plan with respect to the Incentive Options, if the Company is a party to a merger, sale of all or substantially all of its assets, share exchange or other similar business combination transaction, the options shall pertain and apply to the securities and/or other property to which the number of Shares covered by the options would have been entitled had the options then been exercised in whole.

f. In case the Company shall establish a record date for the holders of its Shares for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or to receive any other right;

of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, any share exchange for shares of capital stock of another corporation or any conveyance of all or substantially all of the assets of the Company to another corporation;

of any voluntary or involuntary dissolution, liquidation or winding up of the Company; or

the Company shall enter into a letter of intent or agreement with respect to a transaction by which all of the outstanding shares of Common Stock of the Company are to be acquired by a third party;

then the Company shall mail or cause to be mailed to the Employee at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, and stating the amount and character of such dividend, distribution or rights, (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place, and the time, if any is to be fixed, as to which the holders of record of Shares shall be entitled to exchange their shares for securities or other property deliverable upon the completion of such transaction, or (iii) the closing of the acquisition by a third party of all of the outstanding Shares. Such notice shall be mailed as soon as practicable after the occurrence or likelihood of such event is publicly disclosed.

g. The Options and the right to purchase Common Stock hereunder are personal to the holder and shall not be transferred to any other person, other than by will or the laws of descent and distribution.

h. The provisions of this subparagraph (h) shall remain in effect only until the Shares have been registered with the Securities and Exchange Commission pursuant to the provisions of Section 4(d)(vii) of this Agreement, and such registration has become effective, whereupon the provisions of this subparagraph (h) shall terminate and shall be of no further force and effect.

The Employee, by acceptance hereof, represents and warrants as follows:

(i) The Employee has been advised and understands that the Options have been issued in reliance upon exemptions from registration under the Securities Act and applicable state statutes; the exercise of the Options and resale of the Options and the Common Stock have not been registered under the Securities Act or applicable state statutes and must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available; except as set forth herein, the Company is under no obligation to register the Options or the Shares under the Securities Act or the applicable state statutes; in the absence of such registration, the sale of the Options or the Shares may be practicably impossible; the Company’s registrar and transfer agent will maintain stop-transfer instructions against registration or transfer of the Options and the Shares and any certificate issued upon exercise of the Options representing the Shares will bear on its face a legend in substantially the following form restricting the sale of the Shares:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND ARE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

(ii) Prior to one year from the date the Options have been exercised and the Shares fully paid for, the Company may refuse to transfer the Shares unless the holder thereof provides an opinion of legal counsel reasonably satisfactory to the Company or a “no action” letter or interpretive response from the staff of the Securities and Exchange Commission to the effect that the transfer is proper; further, unless such opinion letter or response states that the Shares are free of any restrictions under the Securities Act, the Company may refuse to transfer the Shares to any transferee who does not furnish in writing to the Company the same representations and agree to the same conditions with respect to such Shares as are set forth herein. Notwithstanding any of the foregoing, the Company may refuse to transfer the Shares if any circumstances are present reasonably indicating that the transferee’s representations are not accurate.

(iii) After one year but prior to two years from the date the Options have been exercised and the Shares fully paid for, the Company may refuse to transfer the Shares unless the holder either (a) meets the requirements of subparagraph (ii) above; or (b) sells such Shares in accordance with Rule 144 and furnishes to the Company written assurances of compliance therewith in the form of a copy of the Notice of Form 144 and appropriate letters of compliance from the holder of such Shares and the securities broker-dealer to or through which such Shares are being sold. No opinion of counsel for the holder of the Shares shall be required respecting sales in reliance on Rule 144 pursuant to clause (b) of this subparagraph (iii).

(iv) After two years from the date the Options have been exercised and the Shares fully paid for, the Company shall, upon the written request of any persons who have held the Shares for two years (excluding any tolling period provided for by Rule 144) and who is not, and has not been during the preceding three months, an affiliate of the Company, reissue to such holder in such names and denominations as the holder shall request, one or more certificates for the Shares without any restriction whatsoever on their further transfer and cancel any and all stop transfer instructions regarding such Shares on the books and records of the Company.

(j) The Employee understands that a portion of the Options granted hereunder are not incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or that some of the Options may, under certain conditions be disqualified from treatment as such Incentive Stock Options. The Employee further understands that Grantee’s exercise of the Options which are not entitled to treatment as Incentive Stock Options may result in his recognition of ordinary income for income tax purposes in the year of such exercise in the amount of the difference between the exercise price and the fair market value of the shares as of the date of exercise.